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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 20, 2002, included in the Registration Statement (Form S-4 No. 333-106612) and related Prospectus of IASIS Healthcare Corporation for the registration of $100,000,000 of 8 1/2% Senior Subordinated Notes Due 2009 of IASIS Healthcare Corporation.



                                             /s/ Ernst & Young LLP

Nashville, Tennessee
July 7, 2003